Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 1, 2008, by and among the Borrowers party hereto, the Loan Guarantors party hereto (and together with the Borrowers, the “Loan Parties”), the Required Lenders party hereto, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent and Collateral Agent for the Lenders under the Credit Agreement described below (the “Administrative Agent”).

WHEREAS, The Parent Company, a Colorado corporation (“Parent”), BabyUniverse, Inc., a Colorado corporation (“BabyUniverse”), eToys Direct, Inc., a Colorado corporation (“eToys Direct”), PoshTots, Inc, a Colorado corporation (“PoshTots”), Dreamtime Baby, Inc., a Colorado corporation (“Dreamtime”), My Twinn, Inc., a Colorado corporation (“My Twinn”, and collectively with Parent, BabyUniverse, eToys Direct, PoshTots and Dreamtime, the “Borrowers”), the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of October 12, 2007, as modified by that certain letter agreement dated as of December 14, 2007, and as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of January 8, 2008 (as so modified and amended, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made, and, subject to the terms and conditions set forth therein, have agreed to continue to make, Loans (as defined in the Credit Agreement) to the Borrowers and certain other financial accommodations available to the Loan Parties;

WHEREAS, the Loan Parties have informed the Administrative Agent that the Loan Parties will not be able to satisfy the covenants set forth in Sections 6.12 and 6.13 of the Credit Agreement for the periods ending on or about January 31, 2008, and that the Loan Parties will not be able to satisfy the requirement that Availability (as such term is defined in the Credit Agreement) not fall below 25% of Gross Availability (as such term is defined in the Credit Agreement) at any time from December 14, 2007 through February 29, 2008 as required under the terms of the letter agreement dated as of December 14, 2007;

WHEREAS, the Loan Parties have advised the Administrative Agent that D. E. Shaw Laminar Lending, Inc., a Delaware corporation (“D. E. Shaw Lending”), has agreed (a) to execute and deliver to the Administrative Agent a limited guaranty and pledge agreement (the “Limited Guaranty and Pledge Agreement”) pursuant to which D. E. Shaw Lending will guaranty the Obligations of the Borrowers under the Credit Agreement, subject to certain limits and other conditions, (b) to pledge and grant a security interest in favor of the Administrative Agent in and to that certain deposit account number 639-20180-6 of D. E. Shaw Lending (the “D. E. Shaw Lending Pledged Account”) maintained at HSBC Bank USA, N.A. (the “Pledged Account Bank”) as security for its obligations under the Limited Guaranty and Pledge Agreement, and (c) to cause the Pledged Account Bank to enter into a control agreement with D. E. Shaw Lending and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent with respect to the D. E. Shaw Lending Pledged Account;

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Required Lenders amend the Credit Agreement to, among other things, modify the financial covenants set forth in Sections 6.12 and 6.13 of the Credit Agreement, eliminate the requirement that Availability not fall below 25% of Gross Availability at any time through February 29, 2008, and include in the Borrowing Base (as defined in the Credit Agreement) the cash from time to time on deposit in the D. E. Shaw Lending Pledged Account; and

WHEREAS, the Lenders and the Administrative Agent are willing to so amend certain provisions of the Credit Agreement, all as more particularly set forth herein and subject to the terms and conditions sets forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Loan Parties, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

2. Elimination of 25% Gross Availability Requirement. Subject to the satisfaction of the conditions precedent set forth in Section 6 of this Amendment and in reliance on the representations and warranties set forth in Section 4 of this Amendment, the Administrative Agent and the Required Lenders hereby agree that the requirement that the Loan Parties not permit Availability to fall below 25% of Gross Availability at any time through February 29, 2008 is eliminated. To the extent the Loan Parties may have failed to satisfy such minimum Availability requirement at any time prior to the date of this Amendment, such failure is hereby waived by the Administrative Agent and the Required Lenders.

3. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Sections 6 and 8 hereof, and in reliance on the representations, warranties and covenants of the Borrowers set forth herein, the Credit Agreement is hereby amended as follows:

(a) Amendment to Section 1.01 of the Credit Agreement.

(i) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Applicable Rate”, “Borrowing Base” and “Gross Availability” in their entirety and substituting the following therefor:

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread” or “Revolver Eurodollar Spread,” as the case may be, based upon the EBITDA of the Loan:

EBITDA	Revolver ABR Spread	Revolver Eurodollar Spread
> $4,750,000	0.50%	2.25%
≤ $4,750,000 but > $2,250,000	0.50%	2.50%
≤ $2,250,000	0.75%	2.75%

For the period commencing on the Second Amendment Date and ending on the date of delivery to the Administrative Agent of the financial statements of the Borrowers required to be delivered pursuant to Section 5.01(a) for the Fiscal Year ending on or about February 2, 2009, the Applicable Rate shall be as set forth in the pricing grid in the applicable columns opposite the row entitled “≤ $4,750,000 but > $2,250,000.” In the event any financial statements upon which the Applicable Rate is determined subsequently proves to have been inaccurate, the Applicable Rate for the relevant period may be retroactively adjusted by the Administrative Agent to reflect the true EBITDA of the Loan Parties for the applicable period and any incremental interest payable by the Borrowers as a result of such adjustment shall be payable by the Borrowers to the Administrative Agent promptly on demand. Notwithstanding anything to the contrary set forth herein, the Applicable Rate shall be 0.50% lower than the amounts set forth in the foregoing grid at all times from and after the receipt by Parent of Net Cash Proceeds from the New Capital Infusion exceeding $17,500,000, unless an Event of Default shall have occurred and be continuing.

“Borrowing Base” means, at any time, the sum of the following, determined as of the date of the latest Borrowing Base Certificate delivered to the Administrative Agent:

(a) 85% of Borrowers’ Eligible Credit Card Receivables at such time, plus

(b) the lesser of (i) 85% of Borrowers’ Eligible Non-Amazon Partner Receivables at such time or (ii) the Eligible Non-Amazon Partner Receivable Sublimit at such time, plus

(c) 85% of Borrowers’ Eligible Amazon Partner Receivables at such time, plus

(d) 90% of the Net Orderly Liquidation Value of the Borrowers’ Eligible Inventory at such time, plus

(e) 90% of the Net Orderly Liquidation Value of the Borrowers’ Eligible LC Inventory at such time, plus

(f) the lesser of (i) 90% of the Net Orderly Liquidation Value of the Borrowers’ Eligible In-Transit Inventory at such time or (ii) an amount equal to 25% of the aggregate Borrowing Base at such time, plus

(g) the Seasonal Overadvance Amount in effect at such time, plus

(h) the Pledged Account Cash Balance; minus

(i) the Availability Block; minus

(j) all Reserves then applicable;

provided that the portion of the Borrowing Base attributable to the sum of clauses (e) and (f) above shall be limited to $6,000,000.

“Gross Availability” means, as of any date of determination, an amount equal to the sum of (a) the Borrowing Base as of such date minus (b) the Pledged Account Cash Balance as of such date plus (c) the Availability Block.

(ii) Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definitions therein in appropriate alphabetical order:

“D. E. Shaw Lending” means D. E. Shaw Laminar Lending, Inc., a Delaware corporation.

“D. E. Shaw Lending Compensation Agreement” means that certain Agreement between D. E. Shaw Lending and the Borrowers dated as of the Second Amendment Date.

“D. E. Shaw Lending Pledged Account” means that certain deposit account (Account No. 639-20180-6) in the name of D. E. Shaw Lending maintained with the Pledged Account Bank and pledged to the Administrative Agent pursuant to the Limited Guaranty and Pledge Agreement.

“Limited Guaranty and Pledge Agreement” means that certain Limited Guaranty and Pledge Agreement dated as of the Second Amendment Date made by D. E. Shaw Lending in favor of and for the benefit of the Administrative Agent.

“New Capital Infusion” means either (a) the issuance of Capital Stock of the Parent to any one or more Persons (other than to another Loan Party) or (b) the incurrence of Subordinated Indebtedness by the Parent, in each case, on terms reasonably acceptable to the Administrative Agent, and in each case which results in receipt by Parent of Net Cash Proceeds in an aggregate amount of not less than $17,500,000.

“Pledged Account Bank” means HSBC Bank USA, N.A., the financial institution where D. E. Shaw Lending maintains the D. E. Shaw Lending Pledged Account.

“Pledged Account Cash Balance” means (a) at any time prior to the earlier of (i) the date of consummation of the New Capital Infusion and (ii) October 31, 2008, the lesser of (x) the aggregate amount of cash on deposit in the D. E. Shaw Lending Pledged Account which has been pledged to the Administrative Agent, and (y) $15,000,000, and (b) at any time after the earlier of the (i) the date of consummation of the New Capital Infusion and (ii) October 31, 2008, $0.

“Second Amendment” means the Second Amendment to Amended and Restated Credit Agreement dated as of Second Amendment Date, among the Borrowers, the Loan Guarantors party thereto, the Lenders party thereto, and the Administrative Agent.

“Second Amendment Date” means February 1, 2008.

(b) Amendment to Section 5.01 of the Credit Agreement. Section 5.01(g) of the Credit Agreement is hereby amended by deleting such Section 5.01(g) in its entirety and substituting the following therefor:

“(g) as soon as available but in any event within three (3) days of the end of each calendar week and at such other times as may be reasonably requested by the Administrative Agent, in each case as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, provided that, the Borrowers will be required to furnish a Borrowing Base Certificate and supporting information in connection therewith to the Administrative Agent and each Lender two Business Days prior to the date of any Borrowing, as of the period then ended;”

(c) Amendment to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (j) of such Section 6.01, replacing the “.” at the end of clause (k) of such Section 6.01 with a “;” and the word “and”, and adding the following clause (l) after clause (k) of such Section 6.01:

“(l) Subordinated Indebtedness incurred in connection with the New Capital Infusion in an amount and on terms and conditions acceptable to the Administrative Agent.”

(d) Amendment to Section 6.07 of the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section 6.07:

“Notwithstanding any of the foregoing, the Loan Parties (x) shall be permitted to pay to D. E. Shaw Lending in consideration of D. E. Shaw Lending entering into the Limited Guaranty and Pledge Agreement the fees described in Section 1 of the D. E. Shaw Lending Compensation Agreement (as in effect on the Second Amendment Date) in such amounts and on such dates as specified in the D. E. Shaw Lending Compensation Agreement (as in effect on the Second Amendment Date) and (y) shall be permitted to reimburse D. E. Shaw Lending for legal fees and expenses not to exceed $50,000; provided that the Loan Parties shall not make any additional fee payments to D. E. Shaw Lending after the earlier to occur of (a) a declaration by the Administrative Agent in accordance with clause (ii) of the final paragraph of Section 7.01 that the Obligations then outstanding are due and payable in whole and (b) any event with respect to any Loan Party described in clauses (g) or (h) of Section 7.01. Nothing herein shall be deemed to permit the Loan Parties to pay to D. E. Shaw Lending, and the Loan Parties expressly agree not to pay to D. E. Shaw Lending, any other amounts (including, without limitation, any interest on any cash deposited into the D. E. Shaw Lending Pledged Account and withdrawn by the Administrative Agent or any indemnification, reimbursement or other payments whatsoever) pursuant to the D. E. Shaw Lending Compensation Agreement or otherwise, prior to the payment in full of the Obligations.”

(e) Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting such Section 6.12 in its entirety and substituting the following therefor:

“Section 6.12. Minimum EBITDA. If a Trigger Event shall occur, then until such time as a Restoration Event shall occur, the Loan Parties will not permit:

(a) EBITDA of the Loan Parties for each period set forth below to be less than the amount set forth below corresponding to such period (it being understood that amounts set forth below in parentheses shall be deemed to be negative numbers):

Period	Minimum EBITDA
Period of one Fiscal Month ending on or about January 31, 2008	$(1,629,000)
Period of two Fiscal Months ending on or about February 29, 2008	$(2,763,000)
Period of three Fiscal Months ending on or about March 31, 2008	$(3,915,000)
Period of four Fiscal Months ending on or about April 30, 2008	$(5,282,000)
Period of five Fiscal Months ending on or about May 31, 2008	$(6,912,000)
Period of six Fiscal Months ending on or about June 30, 2008	$(8,025,000)
Period of seven Fiscal Months ending on or about July 31, 2008	$(9,376,000)
Period of eight Fiscal Months ending on or about August 31, 2008	$(10,573,000)

Period of nine Fiscal Months ending on or about September 30, 2008	$(11,263,000)
Period of ten Fiscal Months ending on or about October 31, 2008	$(10,127,000)
Period of eleven Fiscal Months ending on or about November 30, 2008	$(2,624,000)
Period of twelve Fiscal Months ending on or about December 31, 2008	$529,000
Period of twelve Fiscal Months ending on or about January 31, 2009	$1,096,000;

(b) EBITDA of the Loan Parties for the twelve Fiscal Month period ending on or about the February 28, 2009 to be less than $1,596,000; and

(c) EBITDA of the Loan Parties for each twelve Fiscal Month period ending on or about the last day of each calendar month thereafter, commencing with the calendar month ending on or about March 31, 2009 and continuing until the Obligations have been repaid in full, to be less than the sum of (x) the minimum EBITDA required to be maintained by the Loan Parties for the twelve Fiscal Month period ending on or about the last day of the prior calendar month plus (y) $500,000; provided that the Loan Parties shall not be required to achieve EBITDA for any period of twelve Fiscal Months that is greater than $7,000,000.”

(f) Amendment to Section 6.13 of the Credit Agreement. Section 6.13 of the Credit Agreement is hereby amended by deleting such Section 6.13 in its entirety and substituting the following therefor:

“Section 6.13. Minimum Cash. The Loan Parties will not permit the sum of (a) the Eligible Cash of the Loan Parties plus (b) Availability as of (i) the last day of the Fiscal Year ending on or about January 31, 2009 to be less than $18,000,000 and (ii) the last day of the Fiscal Year ending on or about January 31, 2010 to be less than $20,000,000.

4. No Default; Representations and Warranties, Etc. The Loan Parties hereby represent, warrant, confirm and covenant that (a) after giving effect to this Amendment, the representations and warranties of the Loan Parties contained in Article III of the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof except (i) to the extent that any such representation or warranty specifically refers to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects, subject to the materiality qualification contained therein; (b) after giving effect to this Amendment, the Loan Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents to be observed or performed thereunder and no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance by the Credit Parties of this Amendment, and all other documents, instruments and agreements executed and delivered in connection herewith or therewith, and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or other applicable organizational action on the part of the Loan Parties, (ii) have not violated, conflicted with or resulted in a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or any of its assets, (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained, and (iv) have not violated or conflicted with any pre-emptive rights of any Person.

5. Ratification and Confirmation. The Loan Parties hereby ratify and confirm all of the terms and provisions of the Credit Agreement and the other Loan Documents and agree that, except as expressly amended hereby, all of such terms and provisions remain in full force and effect.

6. Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) Counterparts of Amendment. The Administrative Agent shall have received from each party hereto either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Counterparts to Limited Guaranty and Pledge Agreement. The Administrative Agent shall have received from D. E. Shaw Lending an executed counterpart to the Limited Guaranty and Pledge Agreement.

(c) D. E. Shaw Lending Compensation Agreement. The Administrative Agent shall have received an executed copy of the D. E. Shaw Lending Compensation Agreement.

(d) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel shall have reasonably requested.

7. Fees and Expenses. The Borrowers agree to pay all fees and other amounts due and payable to the Administrative Agent and Edwards Angell Palmer & Dodge LLP, special counsel to the Administrative Agent, incurred in connection with any of the Loan Documents, including this Amendment, and the transactions contemplated thereby including without limitation, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

8. Inclusion of Pledged Account Cash Balance in Borrowing Base. The parties agree that (a) the Borrowers shall not be permitted to include any portion of the Pledged Account Cash Balance in the Borrowing Base unless and until the Administrative Agent shall have received a copy of a written confirmation or other evidence from the Pledged Account Bank reasonably acceptable to the Administrative Agent that D. E. Shaw Lending has deposited cash into the D. E. Shaw Lending Pledged Account in an initial amount equal to $6,000,000, and (b) no subsequent increase in the amount of the Pledged Account Cash Balance shall be deemed to be effective unless and until the Administrative Agent shall have received a copy of a written confirmation or other evidence from the Pledged Account Bank reasonably acceptable to the Administrative Agent that the amount of the Pledged Account Cash Balance has been so increased as a result of the funding by D. E. Shaw Lending of an additional cash deposit into the D. E. Shaw Lending Pledged Account. The parties further agree that no portion of the Pledged Account Cash Balance shall be included in the Borrowing Base after February 15, 2008 unless, on or before such date, the Administrative Agent shall have received a deposit account control agreement in form and substance reasonably acceptable to the Administrative Agent executed by each of D. E. Shaw Lending and the Pledged Account Bank.

9. Miscellaneous.

(a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Loan Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Loan Parties acknowledge and agree that nothing contained herein shall be deemed to entitle the Loan Parties to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment shall be deemed to be a Loan Document.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c) Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

THE PARENT COMPANY

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

BABYUNIVERSE, INC.

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

eTOYS DIRECT, INC.

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

POSHTOTS, INC.

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

DREAMTIME BABY, INC.

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

MY TWINN, INC.

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	/s/ Authorized Signatory

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

LOAN GUARANTORS:

eTOYS DIRECT 1, LLC
By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

eTOYS DIRECT 2, LLC
By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

eTOYS DIRECT 3, LLC
By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

GIFT ACQUISITION, L.L.C.
By:	eTOYS DIRECT, INC.,
Its Managing Member

By:	/s/ Michael Wagner
	Name:	Michael Wagner
	Title:	Authorized Signatory

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT AND REQUIRED LENDER:

THE CIT GROUP/BUSINESS CREDIT, INC., individually, as Administrative Agent, Collateral Agent and Lender

By:	/s/ Mike Richman
	Name:	Mike Richman
	Title:	Vice President

[Signature page to Second Amendment to Amended and Restated Credit Agreement]